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                                                                   EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BioTime, Inc.
Berkeley, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-75300, 333-99205, 333-44092) and on Form S-8
(No. 33-56766, 33-88968, 333-30603 and 333-101651) of BioTime, Inc. of our
report dated February 6, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Seidman LLP
San Francisco, California

March 26, 2004